Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 54 dated November 19, 2009 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(55) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).

Amendment No. 55 dated February 11, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(56) to Post-Effective Amendment No. 242 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2010 (Accession No. 0000950123-10-041932)